Exhibit 99.B(h)(5)

EXECUTION VERSION

AMENDMENT NUMBER 1

TO THE

TRANSFER AGENCY SERVICES AGREEMENT

This Amendment Number 1 To The Transfer Agency Services Agreement, dated as of                   , 2012 “Amendment”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and PNC Funds (“Fund”).

Background

BNYM (under its former name PNC Global Investment Servicing (U.S.) Inc.) and the Fund entered into a Transfer Agency Services Agreement, dated as of June 30, 2010 (the “Original Agreement”). The parties now wish to amend the Original Agreement.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as set forth above and as follows:

1.             Modifications to Original Agreement.     The Original Agreement is amended as follows:

(a)           The phrase “PNC Global Investment Servicing (U.S.) Inc.” shall be deleted each place it appears and replaced with the phrase “BNY Mellon Investment Servicing (US) Inc.”, the defined term “PFPC” shall be deleted each place it appears and replaced with the defined term “BNYM”, and each reference to “The PNC Financial Services Group, Inc.” shall be replaced by a reference to “The Bank of New York Mellon Corporation,” and each reference to “PFPC Trust Company” and “PFPC Trust” shall be replaced by a reference to “The Bank of New York Mellon” and “Bank”, respectively.

(b)           The first sentence of the Original Agreement shall be amended by deleting from it the defined term “Agreement” and the parentheticals on either side of the defined term “Agreement”.

(c)           Appendix A shall be amended by adding the following definition to Appendix A in the proper alphabetical location:

“Agreement” means Transfer Agency Services Agreement, dated as of June 30, 2010, between BNYM and the Fund, as amended by Amendment Number 1 To The Transfer Agency Services Agreement, dated as of                    , 2012, between BNYM and the Fund.

(d)           Exhibit A shall be deleted in its entirety and replaced with the Exhibit A attached to Amendment Number 1 To The Transfer Agency Services Agreement, dated as of                , 2012, between BNYM and the Fund.

2.             Remainder of Original Agreement.  Except as explicitly amended by this Amendment, the terms and provisions of the Original Agreement are hereby ratified, declared and remain in full force and effect.

3.             Governing Law.  The governing law of the Original Agreement shall be the governing law of this Amendment.

4.             Entire Agreement.  This Amendment constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.             Facsimile Signatures; Counterparts.  This Amendment may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

PNC Funds	BNY Mellon Investment Servicing (US) Inc.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

(Dated:                , 2012)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of June 30th, 2010 between BNY Mellon Investment Servicing (US) Inc. and PNC Funds.

Portfolios

PNC Balanced Allocation Fund
PNC International Equity Fund
PNC Large Cap Core Equity Fund
PNC Large Cap Growth Fund
PNC Large Cap Value Fund
PNC Mid Cap Value Fund
PNC Multi-Factor Small Cap Core Fund
PNC Multi-Factor Small Cap Growth Fund
PNC Multi-Factor Small Cap Value Fund
PNC S&P 500 Index Fund
PNC Small Cap Fund
PNC Bond Fund
PNC Government Mortgage Fund
PNC High Yield Bond Fund
PNC Intermediate Bond Fund
PNC Limited Maturity Bond Fund
PNC Total Return Advantage Fund
PNC Ultra Short Bond Fund
PNC Intermediate Tax Exempt Bond Fund
PNC Michigan Intermediate Municipal Bond Fund
PNC Ohio Intermediate Tax Exempt Bond Fund
PNC Pennsylvania Intermediate Municipal Bond Fund
PNC Maryland Tax Exempt Bond Fund
PNC Tax Exempt Limited Maturity Bond Fund
PNC Government Money Market Fund
PNC Money Market Fund
PNC Ohio Municipal Money Market Fund
PNC Pennsylvania Tax Exempt Money Market Fund
PNC Tax Exempt Money Market Fund
PNC Treasury Money Market Fund
PNC Target 2020 Fund
PNC Target 2030 Fund
PNC Target 2040 Fund
PNC Target 2050 Fund
PNC Retirement Income Fund